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                                                                EXHIBIT 23(a)



                        Consent of Independent Auditors




We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Wachovia Corporation for the registration of $1,000,000 of Junior Subordinated Deferrable Interest Debentures and $1,000,000 of preferred equity securities of Wachovia Capital Trust VI, Trust VII and Trust VIII and to the incorporation by reference therein of our report dated January 20, 1998, with respect to the consolidated financial statements of Wachovia Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                                         /s/ Ernst & Young LLP
                                                         --------------------
                                                         Ernst & Young LLP

Winston-Salem, North Carolina
September 8, 1998